Exhibit 99.1

Michael P. Scarpelli

Chief Financial Officer

ir@datadomain.com

(408) 980-4800

Data Domain, Inc. Reports Fourth Quarter Financial Results

Revenue Increases 14% Compared to the Third Quarter of 2008, 90%

Compared to the Fourth Quarter of 2007, and 122% Compared to the Year

Ended December 31, 2007

SANTA CLARA, Calif. — January 29, 2009 — Data Domain, Inc. (Nasdaq: DDUP) today announced results for its fourth quarter ended December 31, 2008. Net revenue for the fourth quarter of 2008 was $85.2 million, an increase of 14% from the third quarter of 2008 and an increase of 90% compared to the fourth quarter of 2007. Net revenue for the year ended December 31, 2008 was $274.1 million, an increase of 122% from the year ended December 31, 2007.

Under U.S. generally accepted accounting principles (“GAAP”), Data Domain posted net income of $13.9 million for the fourth quarter of 2008, or $0.21 per diluted share. The fourth quarter net income was positively impacted by the release of $13.2 million related to the Company’s deferred tax asset valuation allowance which resulted in a net $5.7 million tax benefit in the fourth quarter of 2008. Without this one-time item, net income would have been $749,000, or $0.01 per diluted share. This compares to GAAP net income of $3.2 million, or $0.05 per diluted share, in the third quarter of 2008, and a GAAP net loss of $76,000, or $0.00 per diluted share, in the fourth quarter of 2007. For the year ended December 31, 2008, GAAP net income was $21.6 million, or $0.33 per diluted share. Excluding the $13.2 million benefit resulting from the release of the deferred tax asset valuation allowance, GAAP net income would have been $8.4 million, or $0.13 per diluted share. This compares to a GAAP net loss of $3.7 million, or $0.09, loss per diluted share from the year ended December 31, 2007.

Excluding the impact of stock-based compensation and the release of the deferred tax asset valuation allowance, non-GAAP net income for the fourth quarter of 2008 was $6.7 million, or $0.10 per diluted share. This compares to non-GAAP net income of $8.1 million, or $0.12 per diluted share, in the third quarter of 2008, and non-GAAP net income of $5.1 million, or $0.10 per diluted share, in the fourth quarter of 2007. For the year ended December 31, 2008, non-GAAP net income was $29.0 million, or $0.43 per diluted share, compared to non-GAAP net income of $8.2 million, or $0.20 per diluted share, from the year ended December 31, 2007.

“Data Domain’s fourth quarter results were again marked by record revenues and strong gross margins,” said Frank Slootman, president and chief executive officer of Data Domain. “A record 383 new customers were added during this past quarter, bringing Data Domain’s cumulative customer count to over 2,900 worldwide that have purchased our products since 2004. As the Company continues to offer increasingly higher performance products such as the DD690, larger enterprises are becoming Data Domain customers. We believe that the maturity and stability of our platform, as well as the scalability we’ve repeatedly demonstrated with each new generation of product, is attractive to these large organizations.”

“Data Domain again executed to plan during the fourth quarter, exceeding its revenue targets while continuing to build out key elements of its infrastructure to position itself for future growth,” added Michael Scarpelli, chief financial officer for Data Domain. “Operating margins were very healthy in the quarter at 10% GAAP. In addition, we achieved operating profit while hiring an additional 72 net new employees, bringing total headcount to 777, and we generated approximately $76 million in operating cash flow for the year.”

Financial Outlook

•	We estimate revenues for the first quarter of 2009 to be between $79 million and $84 million.

•

We estimate that for the first quarter of 2009, GAAP net income (loss) per diluted share will be approximately $(0.01) to $0.01 and non-GAAP net income per diluted share will range from $0.04 to $0.07. The non-GAAP net income per share projections exclude stock-based compensation expense that we estimate will be in the range of $7.5 million to $7.7 million as well as tax benefits that we estimate will be in the range of $3.1 million to $3.3 million related to stock based compensation.

•	We estimate revenues for the full year of 2009 will be between $365 million and $385 million.

Fourth Quarter Highlights

•

In October, the Company announced that results from the TheInfoPro’s latest Wave 11 Storage Study again cite Data Domain as the top in-use and in-plan deduplication vendor by responding storage professionals surveyed at Fortune 1000 companies and midsize enterprises. Additionally, according to the study’s Technology Heat Index – which gauges the immediacy of user need and planned spending among respondents – Data Domain continued to be the fastest growing in-plan deduplication technology provider. More recently, in January, the Company announced similar results for the European InfoPro study, namely that among participating European enterprises Data Domain was again ranked lead in-plan deduplication vendor and was at the top of the in-use vendor standings.

•

Also in October, Data Domain and F5 Networks announced a new strategic relationship to co-market a joint solution that automates the movement of static and archive data from higher cost primary storage to Data Domain’s cost-efficient deduplication storage. Benefits of the joint solution may include considerably lower storage costs, simplified administration and accelerated ROI.

•

In the fourth quarter, the Company noted strong performance in the Western United States and European markets, as well as an increased level of adoption of Data Domain systems by larger enterprises. The speed and scalability of the Company’s high-end DD690 storage system continues to drive penetration into these larger organizations.

Conference Call Information

Data Domain will host a conference call for analysts and investors to discuss its fourth quarter results today at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). The dial-in number for this conference call is 866-783-2145 (857-350-1604 international) and the participant passcode is 33324249#. A live webcast of the conference call will be accessible from the Investor Relations section of our website at www.datadomain.com. Following the webcast, an archived version will be available on our website for 30 days. To hear the replay, parties in the United States and Canada should call 1-888-286-8010 and enter passcode 47977023#. International parties can access the replay at 617-801-6888 and should enter passcode 47977023#.

Use of Non-GAAP Financial Information

Data Domain has supplemented the financial measures contained in this press release that are provided in accordance with U.S. generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Data Domain believes that these non-GAAP financial measures better reflect its core operating results and thus are appropriate to enhance the overall understanding of its past financial performance and its prospects for the future. These adjustments to Data Domain’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Data Domain’s underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate Data Domain’s financial results, develop budgets and manage expenditures. The method Data Domain uses to produce non-GAAP financial results may differ from the methods used by other companies. Data Domain’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. Reconciliation of the non-GAAP financial measures to the nearest GAAP financial measures is included in the financial measures attached hereto.

ABOUT DATA DOMAIN

Data Domain® is the leading provider of deduplication storage systems. Over 2,900 companies worldwide have purchased Data Domain systems to reduce storage costs and simplify data management. Data Domain delivers the performance, reliability and scalability to address the data protection and nearline storage needs of enterprises of all sizes. Data Domain products integrate into existing customer infrastructures and are compatible with leading enterprise backup and archive software products. To find out more about Data Domain, visit www.datadomain.com.

Data Domain is headquartered at 2421 Mission College Blvd., Santa Clara, CA 95054 and can be contacted by phone at 1-866-933-3873 or by e-mail at sales@datadomain.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act, including statements regarding: the Company continuing to offer increasingly higher performance products such as the DD690; larger enterprises becoming Data Domain customers; the scalability we’ve demonstrated with each new generation of product being attractive to large enterprises; our building out of our infrastructure to position ourselves for future growth; and the speed and scalability of our high-end DD690 storage system continuing to drive penetration into larger organizations; the potential benefits of our strategic relationship with F5 Networks; and as well as all of the information set forth under the heading “Financial Outlook”, and other statements identified by forward-looking words such as “anticipated,” “believed,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include: the impact of the continuing weakening of general economic and market conditions and customer budgets for information technology spending; our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; market acceptance of our products; our ability to scale our distribution channels; our ability to recruit and retain personnel; our ability to compete in our industry; our ability to maintain and expand relationships with technology partners; our ability to protect our intellectual property; shortages or price fluctuations in our supply chain and the performance of our contract manufacturer; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact our business are set forth in the “Risk Factors” sections in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Data Domain and the Data Domain logo are trademarks or registered trademarks of Data Domain, Inc. All other trademarks used or mentioned herein belong to their respective owners.

A copy of this press release can be found on the Investor Relations page of Data Domain’s website at www.datadomain.com

###

Data Domain, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2008	December 31, 2007
Current assets:
Cash and cash equivalents	$128,380	$102,939
Short-term investments	105,512	104,197
Accounts receivable (net of allowances of $120 and $0)	60,322	35,320
Inventories, net	4,638	2,341
Deferred tax asset, net	7,543	—
Prepaid expenses and other current assets	5,116	1,711

Total current assets	311,511	246,508
Long-term investments	30,866	—
Long-term deferred tax asset, net	13,032	—
Intangible asset	133	267
Property, plant and equipment, net	38,854	14,589

Total assets	$394,396	$261,364

Current liabilities:
Accounts payable	$10,970	$7,251
Accrued compensation and related benefits	16,720	11,992
Other accrued liabilities	10,441	6,731
Income taxes payable	1,063	196
Deferred revenue, current	39,321	16,650

Total current liabilities	78,515	42,820
Deferred revenue, non-current	28,399	9,322
Long-term exercised unvested stock options	285	766
Long-term deferred tax liabilities	7,999	—
Other liabilities	2,314	594
Stockholders’ equity
Common stock and additional paid-in capital	295,564	248,078
Accumulated other comprehensive income (loss)	(10)	47
Accumulated deficit	(18,670)	(40,263)

Total stockholders’ equity	276,884	207,862

Total liabilities and stockholders’ equity	$394,396	$261,364

Data Domain, Inc.

Consolidated Statements of Operations

(in thousands except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,		Three Months Ended September 30, 2008
	2008	2007	2008	2007
Revenue:
Product	$71,650	$39,399	$232,712	$108,869	$63,872
Support and services	13,568	5,448	41,286	14,423	11,135
Ratable product and related support and services	11	33	87	330	23

Total revenue	85,229	44,880	274,085	123,622	75,030

Cost of revenue:
Cost of product	19,325	10,179	61,133	30,646	16,739
Cost of support and services	5,191	2,119	15,042	5,152	4,226
Cost of ratable product and related support and services	2	3	5	103	1

Total cost of revenue	24,518	12,301	76,180	35,901	20,966

Gross profit	60,711	32,579	197,905	87,721	54,064

Operating expenses:
Sales and marketing	32,950	23,508	115,817	60,441	32,150
Research and development	12,358	7,190	41,039	23,463	10,318
General and administrative	6,885	4,102	24,239	11,006	6,028

Total operating expenses	52,193	34,800	181,095	94,910	48,496

Operating income (loss)	8,518	(2,221)	16,810	(7,189)	5,568

Other income (expense), net:
Interest income	1,258	1,949	6,256	3,899	1,318
Other income (expense), net	(1,542)	164	(1,468)	123	(1,049)

Total other income (expense), net	(284)	2,113	4,788	4,022	269
Income (loss) before provision for income taxes	8,234	(108)	21,598	(3,167)	5,837
Provision (benefit) for income taxes	(5,692)	(32)	5	493	2,605

Net income (loss)	$13,926	$(76)	$21,593	$(3,660)	$3,232

Net income (loss) per share, basic	$0.23	$(0.00)	$0.37	$(0.12)	$0.06

Net income (loss) per share, diluted	$0.21	$(0.00)	$0.33	$(0.12)	$0.05

Shares used in computing basic earnings (loss) per share	59,394	53,595	58,254	31,482	58,738
Shares used in computing diluted earnings (loss) loss per share	66,387	53,595	65,814	31,482	65,422

Data Domain, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands except per share data)

(unaudited)

	Three Months Ended December 31, 2008			Three Months Ended September 30, 2008
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$85,229	$—	$85,229	$75,030	$—	$75,030
Total cost of revenue	24,518	(587)	23,931	20,966	(481)	20,485

Gross profit	$60,711	$587	$61,298	$54,064	$481	$54,545

Reconciliation of operating expenses:
Sales and marketing	$32,950	$(3,029)	$29,921	$32,150	$(2,903)	$29,247
Research and development	12,358	(1,408)	10,950	10,318	(1,424)	8,894
General and administrative	6,885	(1,381)	5,504	6,028	(1,254)	4,774

Total operating expenses	$52,193	$(5,818)	$46,375	$48,496	$(5,581)	$42,915

Reconciliation of operating income, net, provision (benefit) for income taxes, net income and net income per share:
Operating income	$8,518	$6,405	$14,923	$5,568	$6,062	$11,630
Income before provision for income taxes	$8,234	$6,405	$14,639	$5,837	$6,062	$11,899
Provision (benefit) for income taxes	$(5,692)	$13,668	$7,976	$2,605	$1,164	$3,769
Net income	$13,926	$(7,263)	$6,663	$3,232	$4,898	$8,130
Net income per share, basic	$0.23		$0.11	$0.06		$0.14
Net income per share, diluted	$0.21		$0.10	$0.05		$0.12
Shares used in computing basic net income per share	59,394		59,394	58,738		58,738
Shares used in computing diluted net income per share	66,387	880	67,267	65,422	2,003	67,425
Stock based compensation expense:
Cost of product	$278			$198
Cost of support and services	309			283
Sales and marketing	3,029			2,903
Research and development	1,408			1,424
General and administrative	1,381			1,254

Total stock-based compensation expense	$6,405			$6,062

Data Domain, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands except per share data)

(unaudited)

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$85,229	$—	$85,229	$44,880	$—	$44,880
Total cost of revenue	24,518	(587)	23,931	12,301	(187)	12,114

Gross profit	$60,711	$587	$61,298	$32,579	$187	$32,766

Reconciliation of operating expenses:
Sales and marketing	$32,950	$(3,029)	$29,921	$23,508	$(3,320)	$20,188
Research and development	12,358	(1,408)	10,950	7,190	(1,063)	6,127
General and administrative	6,885	(1,381)	5,504	4,102	(775)	3,327

Total operating expenses	$52,193	$(5,818)	$46,375	$34,800	$(5,158)	$29,642

Reconciliation of operating income (loss), net, provision (benefit) for income taxes, net income (loss) and net income (loss) per share:
Operating income (loss)	$8,518	$6,405	$14,923	$(2,221)	$5,345	$3,124
Income (loss) before provision for income taxes	$8,234	$6,405	$14,639	$(108)	$5,345	$5,237
Provision (benefit) for income taxes	$(5,692)	$13,668	$7,976	$(32)	$145	$113
Net income (loss)	$13,926	$(7,263)	$6,663	$(76)	$5,200	$5,124
Net income (loss) per share, basic	$0.23		$0.11	$(0.00)		$0.10
Net income (loss) per share, diluted	$0.21		$0.10	$(0.00)		$0.08
Shares used in computing basic net income (loss) per share	59,394		59,394	53,595		53,595
Shares used in computing diluted net income (loss) per share	66,387	880	67,267	53,595		63,951
Stock based compensation expense:
Cost of product	$278			$101
Cost of support and services	309			86
Sales and marketing	3,029			3,320
Research and development	1,408			1,063
General and administrative	1,381			775

Total stock-based compensation expense	6,405			$5,345

Data Domain, Inc.

GAAP to Non-GAAP Reconciliation

(in thousands except per share data)

(unaudited)

	Year Ended December 31, 2008			Year Ended December 31, 2007
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Total revenue	$274,085	$—	$274,085	$123,622	$—	$123,622
Total cost of revenue	76,180	(1,698)	74,482	35,901	(507)	35,394

Gross profit	$197,905	$1,698	$199,603	$87,721	$507	$88,228

Reconciliation of operating expenses:
Sales and marketing	$115,817	$(11,505)	$104,312	$60,441	$(6,313)	$54,128
Research and development	41,039	(5,504)	35,535	23,463	(2,981)	20,482
General and administrative	24,239	(4,677)	19,562	11,006	(2,250)	8,756

Total operating expenses	$181,095	$(21,686)	$159,409	$94,910	$(11,544)	$83,366

Reconciliation of operating income (loss), net, provision (loss) for income taxes, net income (loss) and net income (loss) per share:
Operating income (loss)	$16,810	$23,384	$40,194	$(7,189)	$12,051	$4,862
Income (loss) before provision for income taxes	$21,598	$23,384	$44,982	$(3,167)	$12,051	$8,884
Provision for income taxes	$5	$15,984	$15,989	$493	$145	$638
Net income (loss)	$21,593	$7,400	$28,993	$(3,660)	$11,906	$8,246
Net income (loss) per share, basic	$0.37		$0.50	$(0.12)		$0.26
Net income (loss) per share, diluted	$0.33		$0.43	$(0.12)		$0.20
Shares used in computing basic net income (loss) per share	58,254		58,254	31,482		31,482
Shares used in computing diluted net income (loss) per share	65,814	1,753	67,567	31,482	—	40,478
Stock based compensation expense:
Cost of product	$814			$217
Cost of support and services	884			290
Sales and marketing	11,505			6,313
Research and development	5,504			2,981
General and administrative	4,677			2,250

Total stock-based compensation expense	$23,384			$12,051

Data Domain, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended December 31,
	2008	2007
Operating activities:
Net income (loss)	$21,593	$(3,660)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,498	1,885
Stock-based compensation	23,384	12,051
Tax benefit for excess stock option deduction	11,092	109
Deferred income taxes	(12,564)	—
Provision (release) for accounts receivable allowances	120	(10)
Amortization of evaluation inventory	2,536	2,596
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(25,122)	(19,856)
(Increase) in inventories	(4,832)	(3,744)
(Increase) in prepaid expenses and other current assets	(3,405)	(1,400)
Increase in accounts payable	3,719	3,661
Increase in accrued compensation and related benefits	4,728	8,304
Increase in other accrued liabilities	5,419	5,554
Increase (decrease) in income taxes payable	855	(50)
Increase in deferred revenue	41,747	16,677

Net cash provided by operating activities	75,768	22,117

Investing activities:
Purchase of property, plant and equipment	(30,629)	(14,643)
Purchases of available for sale securities	(145,604)	(120,022)
Proceeds from maturities of available for sale securities	144,627	15,825
Purchases of long-term investments	(30,866)	—

Net cash used in investing activities	(62,472)	(118,840)

Financing activities:
Proceeds from issuance of common stock, net of repurchases	12,539	187,746
Repayment of shareholder note receivable	—	15

Net cash provided by financing activities	12,539	187,761

Effect of exchange rate changes on cash and cash equivalents	(397)	44

Net increase in cash and cash equivalents	25,441	91,082
Cash and cash equivalents at beginning of period	102,939	11,857

Cash and cash equivalents at end of period	$128,380	$102,939

Non-cash operating activity:
Issuance of common stock for settlement	$—	$3,319

Non-cash financing activity:
Conversion of mandatorily redeemable convertible preferred stock to common stock and additional paid in capital	$—	$41,514

Supplemental schedule of cash flow data:
Cash paid for income taxes	$723	$494